UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2005
FC Banc Corp.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	33-53596 (Commission File Number)	34-1718070 (IRS Employer Identification No.)

105 Washington Square, Bucyrus, Ohio	44820

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 419-562-7040
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
Signature

Item 1.02. Termination of a Material Definitive Agreement.
On October 14, 2005, Registrant terminated an Agreement and General Release (the “Agreement”) dated April 29, 2002, among Registrant, Registrant’s subsidiary, The Farmers Citizens Bank and G. Wildridge Holden, a former Chief Executive Officer of Registrant. The Agreement had been entered into in connection with the discontinuation of Mr. Holden’s employment with Registrant in 2002. The Agreement was terminated by execution of a Mutual General Release of All Claims among Registrant, The Farmers Citizens Bank and Mr. Holden. In connection with the termination of the Agreement, Registrant paid Mr. Holden $179,381, in satisfaction of Registrant’s obligations under the Agreement to pay Mr. Holden $47,131 per year for fifteen years commencing in December 2011 and terminating in November 2026.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Dated: October 19, 2005		FC Banc Corp.

	By:	/s/ Coleman J. Clougherty
Coleman J. Clougherty, President

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